UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
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☐ Soliciting Material Pursuant to §240.14a-12
Industrial Distribution Group, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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For Immediate Release
Release No. 08-003

INDUSTRIAL DISTRIBUTION GROUP, INC.	For Additional Information, Contact:
(NASDAQ: IDGR)	Jack P. Healey Executive Vice President and Chief Financial Officer Industrial Distribution Group, Inc. (404) 949-2100 www.idglink.com
INDUSTRIAL DISTRIBUTION GROUP, INC. CONSIDERS
UNSOLICITED ACQUISITION PROPOSALS
The Company Continues Its May 1, 2008 Schedule for Special Meeting of Stockholders
to Vote on Proposed Acquisition by Platinum Equity
     ATLANTA, April 7, 2008 — Industrial Distribution Group, Inc. (“IDG” or the “Company”) (NASDAQ: IDGR), a leading nationwide supplier of maintenance, repair, operating and production (MROP) products and Flexible Procurement Solutions™ services to manufacturers and other industrial users, announced today that its Board of Directors has determined to consider whether either of two recently-received, unsolicited acquisition proposals — one with a proposed price of $11.70 per share, and the other with a proposed price of $11.00 per share, in cash to the Company’s stockholders — will result in a superior transaction relative to the previously announced proposed merger with an affiliate of Platinum Equity Advisors, LLC (“Platinum Equity”) at a price of $10.30 per share in cash to the Company’s stockholders. As discussed in more detail below, the Board of Directors has determined that each of the two proposals is credible and could reasonably lead to a superior transaction, and that fiduciary duties require the Board of Directors to permit both bidders to conduct due diligence and require the Company to discuss the respective proposals with the bidders.
     On the evening of April 4, 2008, the Company received a letter from Luther King Capital Management Corporation (“LKCM”), which presently owns approximately 14.9% of the Company’s outstanding stock, describing a proposal to acquire all of the Company’s outstanding common stock at a price of $11.70 per share in cash, subject to a due diligence review, but not subject to any financing contingency. The letter stated that, subject to due diligence, LKCM would execute a definitive agreement in substantially the same form as IDG’s agreement with Platinum Equity and with no closing conditions other than those required for the Platinum Equity transaction. The Board of Directors determined on April 6, 2008 that the proposal was credible and, when and if confirmed publicly through an LKCM press release or public filing with the Securities and Exchange Commission (the “SEC”), could reasonably be expected to lead to a transaction that is, after taking into account all the terms and conditions of LKCM’s proposal and the Platinum Equity merger agreement, more favorable to the Company’s stockholders than is the pending transaction with Platinum Equity. LKCM has now publicly announced its acquisition proposal, and has signed a confidentiality agreement to permit discussion and due diligence consistent with the Company’s merger agreement with Platinum Equity.

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     On March 31, 2008, the Company received a letter from a strategic buyer that had participated in the bidding phase of the Company’s strategic review process (referred to as “Bidder D” in the Company’s March 31, 2008 proxy statement) that clarified its earlier indication of interest relating to a proposed acquisition of the Company at a price of $11.00 per share in cash to the Company’s stockholders. Bidder D’s letter refers to material non-public items as the primary focus for Bidder D’s “confirmatory due diligence”, is not subject to any financing contingency, and indicates that the proposal has been approved by Bidder D’s governing body subject to such confirmatory due diligence. Bidder D remains bound by the terms of a confidentiality agreement it entered into during the Company’s strategic alternatives review process.
     The Board of Directors determined on April 2, 2008 that the proposal set forth in Bidder D’s March 31 letter was credible and could reasonably be expected to lead to a transaction that is, after taking into account all the terms and conditions of Bidder D’s proposal and the Platinum Equity merger agreement, more favorable to the Company’s stockholders than is the pending transaction with Platinum Equity. Because Bidder D’s proposal remains subject to due diligence and is otherwise non-binding, the Board of Directors determined that it could be disruptive to the Company’s ongoing operations to identify Bidder D specifically at this stage.
     As permitted by the Company’s merger agreement with Platinum Equity, the Company is providing information to, and is beginning to discuss the above proposals with, LKCM and Bidder D in order to ascertain whether either entity will enter into a binding agreement with the Company that is in fact superior to the Platinum Equity merger agreement. If either were to be willing to do so, Platinum Equity would have the right and opportunity to match or top the terms of such a proposed agreement. Moreover, because each proposal is subject to some level of due diligence, it is possible that neither proposal will lead to a binding agreement to acquire the Company at any price.
     The Company’s merger agreement with Platinum Equity remains effective and binding for an acquisition of the Company, if the merger agreement is adopted by the Company’s stockholders, for a price of $10.30 per share. As previously announced, and described in the Company’s March 31, 2008 proxy statement, the Platinum Equity merger agreement was unanimously approved by the Board of Directors, following its unanimous recommendation by the special committee of the Board, comprised of three independent directors, that the Board of Directors had established to conduct a comprehensive strategic alternatives review process.
     Richard M. Seigel, IDG’s Chairman who also chaired the Board’s special committee, commented: “These recent indications of interest at higher prices to our stockholders, from credible sources, obviously warrant prudent consideration to see whether they may actually lead to a superior outcome. Our fiduciary obligations to our stockholders, as well as our contractual obligations to Platinum Equity, are consistent with allowing a reasonable and appropriate opportunity for the due diligence and discussion both bidders have requested. However, both proposals are subject to significant conditions that are beyond IDG’s control, and thus we remain committed to our binding agreement with Platinum Equity, which, if approved by the stockholders and consummated, would deliver significant value to all of our stockholders, as discussed in IDG’s proxy statement.”
     The Company is continuing its solicitation of proxies for use at the special meeting of stockholders as previously called and scheduled for May 1, 2008, and the Board of Directors has not withdrawn or changed its recommendation to the Company’s stockholders that they vote in favor of adoption of the Platinum Equity merger agreement at that meeting. The Company began distribution of its proxy

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statement with respect to the special meeting on April 2, 2008 to stockholders of record on March 24, 2008, which remains the record date for the special meeting.
ABOUT IDG
     IDG is a nationwide distributor of products and services that creates competitive advantages for its customers. Recognized for its broad product offering, the Company has earned a strong reputation as a specialty distributor with considerable technical and product application expertise. This expertise is found in the Company’s more specialized lines that include cutting tools, hand and power tools, abrasives, material handling equipment, coolants, lubricants, and safety products. The Company provides virtually any MROP product that its customers may require.
     Through its business process outsourcing services, the Company offers an array of value-added MROP services such as Flexible Procurement Solutions™. These solutions emphasize and utilize IDG’s specialized supply chain knowledge in product procurement, management and applications and in-process improvements to deliver documented cost savings for customers. IDG’s associates work full time in more than 100 customers’ manufacturing facilities to ensure process improvements, documented cost savings and continuous improvement.
     IDG serves approximately 12,000 active customers, representing a diverse group of large and mid-sized national and international corporations including BorgWarner Inc., Boeing Company, Kennametal, Inc., Duracell, Ford Motor Company, Honeywell International Inc., Danaher Corporation, and Pentair Inc., as well as many local and regional businesses. The Company sells in 49 of the 50 states and has a presence in 43 of the top 75 manufacturing markets in the United States and China.
ABOUT PLATINUM EQUITY
     Platinum Equity is a global M&A&O® firm specializing in the merger, acquisition and operation of companies that provide services and solutions to customers in a broad range of business markets, including information technology, telecommunications, manufacturing and entertainment distribution. Since its founding in 1995 by Tom Gores, Platinum Equity’s growth has been fueled by the organic growth and increased value within its operations and by strategic acquisitions that provide additional customers, employees and services.
ADDITIONAL INFORMATION
     This press release may be deemed to be soliciting material relating to the proposed merger between IDG and an affiliate of Platinum Equity, or relating to a possible acquisition transaction between IDG and Bidder D or LKCM. In connection with the proposed merger with Platinum Equity, IDG has filed a proxy statement with the Securities and Exchange Commission (the “SEC”). IDG will file supplemental proxy solicitation materials as required by law and SEC regulations. STOCKHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND ANY ADDITIONAL FILED PROXY MATERIALS BECAUSE THESE CONTAIN, THEY WILL CONTAIN, IMPORTANT INFORMATION ABOUT THE MERGER AND THE PARTIES TO THE MERGER. Stockholders may obtain a free copy of the proxy statement and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. IDG’s stockholders and other interested parties will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) by directing a request by mail or telephone to Investor Relations, Industrial Distribution Group, Inc., 950 E.

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Paces Ferry Road, Suite 1575, Atlanta, GA 30326 (404) 949-2100, or from IDG’s website, www.idglink.com.
     IDG and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from IDG’s stockholders with respect to the proposed merger with Platinum Equity. Information about IDG’s directors and executive officers and their ownership of IDG common stock is set forth in the proxy statement filed with the SEC on March 31, 2008. Stockholders and investors may obtain additional information regarding the interests of IDG and its directors and executive officers in the proposed transactions, which may be different than those of IDG’s stockholders generally, by reading the proxy statement and other relevant documents regarding the proposed transactions, when they have been filed with the SEC.
SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS
     The foregoing contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements relating to expected operating results and future performance, as well as future events and developments, are forward-looking statements and are not historical in nature. Generally, the words “looking forward”, “believe”, “expect”, “intend”, “estimate”, “anticipate”, “likely”, “project”, “may”, “will” and similar expressions identify forward-looking statements. Industrial Distribution Group, Inc. (the “Company”) warns that any forward-looking statements in this release involve numerous risks and uncertainties related to the consummation of the transaction. These risks and uncertainties include, but are not limited to, (i) the possibility of amended proposals by any of Platinum Equity, Bidder D and LKCM, (ii) stockholder approval of a proposed transaction, and (iii) satisfaction of conditions to a proposed transaction, many of which are based on IDG’s current expectations and assumptions and involve certain unknown risks and uncertainties. If these or other significant risks and uncertainties occur, or if our underlying assumptions prove inaccurate, our actual results could differ materially and the conditions to the consummation of the transaction may not be satisfied. You are urged to consider all such risks and uncertainties. In light of the uncertainty inherent in such forward-looking statements, you should not consider their inclusion to be a representation that such forward-looking matters will be achieved. Moreover, pursuant to the Private Securities Litigation Reform Act of 1995, such statements speak only as of the date they were made, and the Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of future events, new information or otherwise.
Contact:
     Jack P. Healey
     Executive Vice President and Chief Financial Officer
     Industrial Distribution Group, Inc.
     (404) 949-2100
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